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                                                                   Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Nos. 333-69733 and 333-75504) on Form S-8 of our report dated November 14, 2003, except for Note K, as to which the date is February 24, 2004, with respect to the consolidated financial statements and schedule of Delphax Technologies Inc. included in the Annual Report (Form 10-K/A) for the year ended September 30, 2003.



                                                     /s/ Ernst & Young LLP
                                                     -----------------------
                                                           Ernst & Young LLP



Minneapolis, Minnesota
February 24, 2004